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EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1995 appearing on page 58 of Franklin Bancorporation, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.





Price Waterhouse L.L.P.
Washington, D.C.
March 26, 1997